UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2023

Cyteir Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40499	45-5429901
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Hayden Street, Building B, Suite 450
Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 285-4140

128 Spring Street, Building A, Suite 510, Lexington, Massachusetts, 02421

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CYT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2023, Cyteir Therapeutics, Inc. (the “Company”), entered into a Lease Amendment and Termination Agreement (the “Amendment”) with respect to the Lease (the “Lease”) with 99 Hayden LLC, which covers certain laboratory and office space at Ledgemont Technology Center at 99 Hayden Avenue, Lexington, Massachusetts (the “Premises”). The Amendment amends the terms of the Lease to terminate the Lease as of April 1, 2023, subject to completion of the requisite surrender requirements, with respect to approximately 14,636 rentable square feet consisting of office and lab space located on two floors of the Premises, and 140 rentable square feet of storage space located on the Premises. Under the terms of the Amendment, the Company will retain and consolidate into the remaining 5,531 rentable square feet of office space under the Lease at the Premises, which will serve as the Company's principal executive office, until October 31, 2023, at which time the Lease will terminate in its entirety. Prior to the expiration of the Lease, the Company intends to assess its real estate needs and plan appropriately.

The foregoing description is a summary of certain material terms of the Amendment and is qualified in its entirety by the text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 of this Current Report on Form 8-K by reference.

This Current Report on Form 8-K includes forward-looking statements including the Company’s plans to assess its real estate needs. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results could differ materially from those included in the forward-looking statements due to various factors, risks and uncertainties. Applicable risks and uncertainties include, among others, that the Company may not be able to enter into future lease agreements on favorable terms if at all, and other risks and uncertainties are identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in any subsequent filings with the Securities and Exchange Commission. The forward-looking statements contained in this Current Report on Form 8-K are based on management's current views and plans with respect to future events, and Cyteir does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Lease Amendment and Termination Argeement, by and between 99 Hayden LLC and Cyteir Therapeutics, Inc., dated as of March 29, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTEIR THERAPEUTICS, INC.

Date:	April 3, 2023	By:	/s/ Adam M. Veness, Esq.
Name: Adam M. Veness, Esq. Title: General Counsel and Secretary